Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Warburg
Central Garden & Pet
925.948.3686

CENTRAL GARDEN & PET COMPANY ANNOUNCES PROPOSED PUBLIC OFFERING

OF CLASS A COMMON STOCK AND PRELIMINARY FOURTH QUARTER 2007

GUIDANCE

Chairman William Brown to Purchase 500,000 Shares

WALNUT CREEK, CALIFORNIA, September 10, 2007 – Central Garden & Pet Company (NASDAQ: CENT/CENTA) today announced that it will offer 10,000,000 shares of Class A common stock to the public. A maximum of 1,500,000 additional shares may be sold by the Company pursuant to an over-allotment option granted to the underwriters. Concurrent with this offering, Central’s Chairman and founder, William Brown, intends to purchase an additional 500,000 shares of Class A common stock in a private placement directly from the Company at the public offering price. J.P. Morgan Securities Inc. will be the sole book-running manager, and Morgan Stanley & Co. Incorporated and SunTrust Robinson Humphrey, Inc. will serve as co-managers of the public offering.

The net proceeds of the public offering and the sale to Mr. Brown will be used to strengthen the Company’s balance sheet and better position the Company for future growth opportunities.

Central also announced that it currently expects operating earnings for the fiscal fourth quarter ended September 29, 2007 to be in the range of $0.07 to $0.09 per fully diluted share and for fiscal 2007 to be in the range of $0.54 to $0.56 per fully diluted share, excluding any unforeseen year-end adjustments or non-cash charges. The Company further announced that it expects fiscal 2008 results to be a substantial improvement over expected fiscal 2007 results but not to the

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level of fiscal 2006 results, assuming that the adverse weather conditions and volatile grain prices, which adversely affected fiscal 2007 results, do not recur. The preliminary forecasts for the fourth quarter and for fiscal 2007 and the Company’s outlook for fiscal 2008 do not include the effects of any future acquisitions or the impact of the proposed sales of Class A common stock.

Central expects to host a conference call announcing final fiscal 2007 results and providing additional information regarding the outlook for fiscal 2008 on or about November 27, 2007.

The offering will be made only by means of a prospectus and prospectus supplement, copies of which may be obtained free of charge from J.P. Morgan Securities Inc., 4 Metrotech Center, CS Level Print Shop, New York, New York 11224; Attention: JPMorgan Prospectus Library, telephone: 1-866-430-0686, fax no: 1-718-242-8002; Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, telephone: 1-866-718-1649 or via email at prospectus@morganstanley.com; or SunTrust Robinson Humphrey, 3333 Peachtree Road, 11th Floor, Atlanta, GA 30308, 1-800-685-4786.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers in the following categories: Lawn & Garden: Grass seed including the brands PENNINGTON® and THE REBELS™; wild bird feed and the brands PENNINGTON® and KAYTEE®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and Over ‘N Out and; decorative outdoor patio products and the brands NORCAL®, NEW ENGLAND POTTERY® and MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Pet categories include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON™ and RZILLA™; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™ / NYLABONE®, FOUR PAWS®, PINNACLE® and Avoderm and; equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet is based in Walnut Creek, California, and has approximately 5,000 employees, primarily in North America and Europe. For additional information on Central Garden & Pet, including access to the Company’s SEC filings, please visit the Company’s website at http://www.central.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including earnings guidance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described above and in the Company’s Annual Report on Form 10-K and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-430-0686.